FILED
     [In the office of the
     Secretary of State of the
     STATE OF NEVADA]
     May 17, 1994
     No. 7569-94
                      ARTICLES OF INCORPORATION

                                of


                           Bobernco, Inc.

     Know all men by these present;
     That the undersigned, have this day voluntarily associated ourselves together for the
     purpose of forming a corporation under and pursuant to the
provisions of Nevada          Revised Statutes 78.010. to Nevada
Revised Statues 78.090 inclusive, as amended, and certify that;

     1.The name of this corporation is:

Bobernco, Inc.

     2.Offices for the transaction of any business of the
Corporation, and where meetings of
     the Board of Directors and of Stockholders may be held, may be
established and          maintained in any part of the State of
Nevada, or in any other state, territory, or           possession of
the United States.

     3.The nature of the business is to engage in any lawful activity.

     4. The capital Stock shall consist of 3,000,000 shares of common stock, $0.001 par value.

     5.The members of the governing board of the corporation shall be styled directors, of which there shall be o more than five. The Directors of this corporation need not be stockholders. The first Board of Directors is: Andrew W. Berney, whose address is
     1700 E. Desert Inn Rd. Suite 100 Las Vegas, NV 89109.

     6.This corporation shall have perpetual existence.

     7. Corporation shall have president, a secretary, a treasurer and a resident agent, to be chose by the Board of Directors, any person may hold two or more offices.

     8. The resident agent of this Corporation shall be Raymond M. Girard 1700 E. Desert Inn Rd. Suite 100 Las Vegas, NV 89109.

     9. The Capital Stock of the corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions.

     10. No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for the damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised
Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation for acts or omissions prior to such repeal or modification.

     11. Except to the extent limited or denied by Nevada Revised
Statutes 78.265 Shareholders have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares, of this corporation.

     I, the undersigned, being the incorporator herein above named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 17 day of May, 1994.

                               /s/Andrew W. Berney

                               Andrew W. Berney
                               1700 E. Desert Inn Rd. Ste. 100
                               Las Vegas, NV 89109

     State of Nevada  )
                      )ss
     County of Clark  )

     On 17 May,1994, personally appeared before me, a notary public, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he/she executed the instrument.



   /s/ Netta Gerard
   Signature